Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use of our reports: (1) dated March 28, 2008, with respect to the statutory-basis financial statements and schedules of Transamerica Occidental Life Insurance Company, (2) dated March 28, 2008, with respect to the statutory-basis financial statements and schedules of Transamerica Life Insurance Company, (3) dated August 5, 2008, with respect to the statutory-basis financial statements and schedules of Life Investors Insurance Company of
America and (4) dated March 31, 2008, with respect to the financial statements of the subaccounts of Transamerica Occidental Life Insurance Company Separate Account VUL-6 (now known as Transamerica Life Insurance Company Separate Account VUL-6), which are available for investment by contract owners of the TransAccumulator variable life policy, included in Amendment No. 11 to the Registration Statement (Form N-6 No. 811-10557) under the Securities Act of 1940 and related Statement of Additional Information of TransAccumulator.

                              /s/ Ernst & Young LLP
Des Moines, Iowa
September 26, 2008